UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Chipotle Mexican Grill, Inc. has appointed Kimbal Musk to Chipotle’s Board of Directors, effective September 1, 2013.

Mr. Musk will receive compensation as an outside director of Chipotle. Outside directors receive an annual retainer of $135,000, of which $50,000 is paid in cash and $85,000 is paid in restricted stock units representing shares of Chipotle common stock, based on the closing price of the stock on the grant date. Each director who is not an employee of Chipotle also receives a $2,000 cash payment for each meeting of the Board of Directors he or she attends and $1,500 for each meeting of a committee of the Board of Directors he or she attends ($750 in the case of telephonic attendance at an in-person committee meeting). Directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meetings. Mr. Musk has not been appointed to any committees of Chipotle’s Board at this time.

Mr. Musk will also execute Chipotle’s standard form Indemnification Agreement for officers and directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

August 29, 2013	By:	/s/ Monty Moran
Name: Monty Moran
Title: Co-Chief Executive Officer